                                                                    EXHIBIT 99.1

                               BEA SYSTEMS, INC.

            INDEX TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

                                                                          PAGE
                                                                          ----
AUDITED FINANCIAL STATEMENTS
Report of Ernst & Young LLP, Independent Auditors........................ A-2
Supplemental Consolidated Balance Sheets as of January 31, 1998 and
 1997.................................................................... A-3
Supplemental Consolidated Statements of Operations for the years ended
 January 31, 1998 and 1997............................................... A-4
Supplemental Consolidated Statements of Stockholders' Equity (Deficit)
 for the years ended
 January 31, 1998 and 1997............................................... A-5
Supplemental Consolidated Statements of Cash Flows for the years ended
 January 31, 1998 and 1997............................................... A-6
Notes to Supplemental Consolidated Financial Statements.................. A-7

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors and Stockholders
BEA Systems, Inc.

  We have audited the accompanying supplemental consolidated balance sheets of BEA Systems, Inc. (formed as a result of the consolidation of BEA Systems, Inc. and WebLogic, Inc.) as of January 31, 1998 and 1997, and the related supplemental consolidated statements of operations, redeemable convertible preferred stock and stockholders' equity (deficit), and cash flows for the years then ended. The supplemental consolidated financial statements give retroactive effect to the merger of BEA Systems, Inc. and WebLogic, Inc. on September 30, 1998, which has been accounted for using the pooling of interests method as described in the notes to the supplemental consolidated financial statements. These supplemental financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these supplemental financial statements based on our audits. We did not audit the financial statements of WebLogic, Inc., which financial statements reflect losses from operations of approximately $1.9 million for the year ended December 31, 1997 and $118,000 for the period from January 18, 1996 (date of inception) to December 31, 1996, respectively. Those statements were audited by other auditors whose report (not presented herein) has been furnished to us, and our opinion, insofar as it relates to data included for WebLogic, Inc. is based solely on the report of the other auditors.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for our opinion.

  In our opinion, based on our audits and the report of other auditors, the supplemental financial statements referred to above present fairly, in all material respects, the consolidated financial position of BEA Systems, Inc. at January 31, 1998 and 1997, and the consolidated results of its operations and its cash flows for the years then ended, after giving retroactive effect to the merger of WebLogic, Inc. as described in the notes to the supplemental consolidated financial statements, in conformity with generally accepted accounting principles.

                                          /s/ ERNST & YOUNG LLP

Palo Alto, California
February 24, 1998
Except for Note 18,
as to which the date is
September 30, 1998

                               BEA SYSTEMS, INC.

                    SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS
                        (IN THOUSANDS, EXCEPT PAR VALUE)

                                                              JANUARY 31,
                                                          --------------------
                                                            1998       1997
                                                          ---------  ---------
                         ASSETS
Current assets:
 Cash and cash equivalents..............................  $  90,984  $   3,872
 Short-term investments.................................      8,708        --
 Accounts receivable, net of allowance for doubtful
  accounts of $2,033 at January 31, 1998; $1,098 at
  January 31, 1997......................................     47,922     25,291
 Other current assets...................................      3,163      3,173
                                                          ---------  ---------
  Total current assets..................................    150,777     32,336
Computer equipment, furniture and leasehold improve-
 ments, net.............................................      8,206      6,756
Acquired intangible assets, net.........................     12,315     17,226
Other assets............................................      2,905      2,958
                                                          ---------  ---------
  Total assets..........................................  $ 174,203  $  59,276
                                                          =========  =========
     LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
 Borrowings under lines of credit.......................  $   1,879  $   9,050
 Accounts payable.......................................      5,338      3,833
 Accrued liabilities....................................     26,012     14,254
 Accrued income taxes...................................      2,741        321
 Deferred revenues......................................     14,963      8,744
 Current portion of notes payable and capital lease ob-
  ligations.............................................     43,141     28,180
                                                          ---------  ---------
  Total current liabilities.............................     94,074     64,382
Notes payable and capital lease obligations.............        766     49,540
Commitments.............................................
Series B redeemable convertible preferred stock--$0.001
 par value, no shares authorized or outstanding at Janu-
 ary 31, 1998; 20,000 shares authorized, 19,848 shares
 issued and outstanding at January 31, 1997.............        --      20,780
Stockholders' equity (deficit):
 Preferred stock issuable in series--$0.001 par value,
  5,613 shares and 20,245 shares authorized at January
  31, 1998 and 1997; Series A, 245 shares and 20,245
  shares designated, 245 shares and 17,411 issued and
  outstanding, at January 31, 1998 and 1997,
  respectively (liquidation preference $250); Series B,
  368 shares designated, 357 shares issued and
  outstanding at January 31, 1998, none in 1997
  (liquidation preference $1,031).......................          1         17
 Common stock--$0.001 par value, 85,515 shares
  authorized, 38,752 shares and 14,230 shares issued and
  outstanding at January 31, 1998 and 1997,
  respectively..........................................         39         15
 Class B common stock--$0.001 par value, 35,000 shares
  authorized, 30,224 shares issued and outstanding at
  January 31, 1998; no shares authorized or outstanding
  at January 31, 1997...................................         30        --
 Additional paid-in capital.............................    211,556     32,694
 Accumulated deficit....................................   (130,546)  (106,837)
 Notes receivable from stockholders.....................       (544)      (544)
 Deferred compensation..................................       (601)      (845)
 Accumulated foreign currency translation adjustment....       (572)        74
                                                          ---------  ---------
  Total stockholders' equity (deficit)..................     79,363    (75,426)
                                                          ---------  ---------
  Total liabilities and stockholders' equity (deficit)..  $ 174,203  $  59,276
                                                          =========  =========

                             See accompanying notes

                               BEA SYSTEMS, INC.
               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                           FISCAL YEAR ENDED
                                                              JANUARY 31,
                                                           ------------------
                                                             1998      1997
                                                           --------  --------
Revenues:
  License fees............................................ $122,987  $ 47,059
  Services................................................   43,460    17,507
                                                           --------  --------
    Total revenues........................................  166,447    64,566
                                                           --------  --------
Cost of revenues:
  Cost of license fees....................................    2,435     1,591
  Cost of services........................................   27,261     9,695
  Amortization of certain acquired intangible assets......   11,336     8,696
                                                           --------  --------
    Total cost of revenues................................   41,032    19,982
                                                           --------  --------
Gross margin..............................................  125,415    44,584
Operating expenses:
  Sales and marketing.....................................   77,765    31,299
  Research and development................................   29,151    18,407
  General and administrative..............................   18,242    12,948
  Acquisition related charges.............................   16,000    62,248
                                                           --------  --------
    Total operating expenses..............................  141,158   124,902
                                                           --------  --------
Loss from operations......................................  (15,743)  (80,318)
Interest expense..........................................   (6,054)   (6,727)
Interest income and other, net............................    1,729        11
                                                           --------  --------
Loss before provision for income taxes....................  (20,068)  (87,034)
Provision for income taxes................................    2,844       800
                                                           --------  --------
Net loss.................................................. $(22,912) $(87,834)
                                                           ========  ========
Basic and diluted net loss per share...................... $  (0.44) $  (8.84)
                                                           ========  ========
Shares used in computing basic and diluted net loss per
 share....................................................   52,691    10,031
                                                           ========  ========

                             See accompanying notes

                               BEA SYSTEMS, INC.
        SUPPLEMENTAL CONSOLIDATED STATEMENTS OF REDEEMABLE CONVERTIBLE
              PREFERRED STOCK AND STOCKHOLDERS' EQUITY (DEFICIT)
                    TWO-YEAR PERIOD ENDED JANUARY 31, 1998
                                (IN THOUSANDS)

                                         STOCKHOLDERS' EQUITY (DEFICIT)
                     SERIES B      --------------------------------------------
                    REDEEMABLE
                    CONVERTIBLE                                     CLASS B
                  PREFERRED STOCK  PREFERRED STOCK  COMMON STOCK  COMMON STOCK
                  ---------------  ---------------- ------------- -------------
                  SHARES   AMOUNT  SHARES   AMOUNT  SHARES AMOUNT SHARES AMOUNT
                  -------  ------- -------- ------- ------ ------ ------ ------
Balance at
January 31,
1996............    6,060  $ 6,112  11,100  $   11   8,815 $    9    --  $  --
Issuance of
Series A
preferred
stock...........      --       --    6,311       6     --     --     --     --
Issuance of
common stock....      --       --      --      --    4,941      5    --     --
Common shares
issued under
stock option
plans...........      --       --      --      --      404      1    --     --
Issuance of
Series B
redeemable
convertible
preferred
stock...........   13,788   13,788     --      --      --     --     --     --
Accretion of
cumulative
dividends on
Series B
redeemable
convertible
preferred
stock...........      --       880     --      --      --     --     --     --
Issuance of
common stock for
services........      --       --      --      --       70    --     --     --
Deferred
compensation
related to grant
of stock
options, net of
amortization....      --       --      --      --      --     --     --     --
Foreign currency
translation
adjustment......      --       --      --      --      --     --     --     --
Distributions...      --       --      --      --      --     --     --     --
Net loss........      --       --      --      --      --     --     --     --
                  -------  ------- -------- ------- ------ ------ ------ ------
Balance at
January 31,
1997............   19,848   20,780  17,411      17  14,230     15    --     --
Issuance of
common stock,
net of issuance
costs of
$3,062..........      --       --      --      --   12,723     12    --     --
Common shares
issued under
stock option and
employee stock
purchase plans..      --       --      --      --    1,812      2    --     --
Issuance of
Series B
preferred stock
net of issuance
costs of $10....      --       --      357       1     --     --     --     --
Issuance and
exercise of
common stock
warrants........      --       --      --      --      364    --     --     --
Accretion of
cumulative
dividends on
Series B
redeemable
convertible
preferred
stock...........      --       268     --      --      --     --     --     --
Conversion of
Series A and
Series B
preferred
stock...........  (19,848) (21,048)(17,166)    (17)  7,880      8 30,224     30
Conversion of
debt
obligations.....      --       --      --      --    1,743      2    --     --
Amortization of
deferred
compensation....      --       --      --      --      --     --     --     --
Foreign currency
translation
adjustment......      --       --      --      --      --     --     --     --
Unrealized
losses on
available-for-
sale
investments.....      --       --      --      --      --     --     --     --
Distributions...      --       --      --      --      --     --     --     --
Net loss........      --       --      --      --      --     --     --     --
                  -------  ------- -------- ------- ------ ------ ------ ------
Balance at
January 31,
1998............      --   $   --      602  $    1  38,752 $   39 30,224 $   30
                  =======  ======= ======== ======= ====== ====== ====== ======
                                      STOCKHOLDERS' EQUITY (DEFICIT)
                  -------------------------------------------------------------------------
                                                                  ACCUMULATED
                                           NOTES                    FOREIGN       TOTAL
                  DDITIONAL              RECEIVABLE                CURRENCY   STOCKHOLDERS'
                  PAID-IN   ACCUMULATED     FROM       DEFERRED   TRANSLATION    EQUITY
                  CAPITAL     DEFICIT   STOCKHOLDERS COMPENSATION ADJUSTMENT    (DEFICIT)
                  --------- ----------- ------------ ------------ ----------- -------------

Balance at
January 31,
1996............   $ 20,469   $ (17,808)    $(544)       $ --         $ --       $  2,137
Issuance of
Series A
preferred
stock...........     10,551         --        --           --           --         10,557
Issuance of
common stock....        568         --        --           --           --            573
Common shares
issued under
stock option
plans...........        113         --        --           --           --            114
Issuance of
Series B
redeemable
convertible
preferred
stock...........        --          --        --           --           --            --
Accretion of
cumulative
dividends on
Series B
redeemable
convertible
preferred
stock...........        --         (880)      --           --           --           (880)
Issuance of
common stock for
services........         20         --        --           --           --             20
Deferred
compensation
related to grant
of stock
options, net of
amortization....        973         --        --          (845)         --            128
Foreign currency
translation
adjustment......        --          --        --                         74            74
Distributions...        --         (315)      --           --           --           (315)
Net loss........        --      (87,834)      --           --           --        (87,834)
                  ---------- ----------- ------------ ------------ ----------- -------------
Balance at
January 31,
1997............     32,694    (106,837)     (544)        (845)          74       (75,426)
Issuance of
common stock,
net of issuance
costs of
$3,062..........    138,156         --        --           --           --        138,168
Common shares
issued under
stock option and
employee stock
purchase plans..      3,887         --        --           --           --          3,889
Issuance of
Series B
preferred stock
net of issuance
costs of $10....        989         --        --           --           --            990
Issuance and
exercise of
common stock
warrants........        790         --        --           --           --            790
Accretion of
cumulative
dividends on
Series B
redeemable
convertible
preferred
stock...........        --         (268)      --           --           --           (268)
Conversion of
Series A and
Series B
preferred
stock...........     21,027         --        --           --           --         21,048
Conversion of
debt
obligations.....     14,013         --        --           --           --         14,015
Amortization of
deferred
compensation....        --          --        --           244          --            244
Foreign currency
translation
adjustment......        --          --        --           --          (646)         (646)
Unrealized
losses on
available-for-
sale
investments.....        --          (27)      --           --           --            (27)
Distributions...        --         (502)      --           --           --           (502)
Net loss........        --      (22,912)      --           --           --        (22,912)
                  ---------- ----------- ------------ ------------ ----------- -------------
Balance at
January 31,
1998............   $211,556   $(130,546)    $(544)       $(601)       $(572)     $ 79,363
                  ========== =========== ============ ============ =========== =============

                            See accompanying notes

                               BEA SYSTEMS, INC.
               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                            FISCAL YEAR ENDED
                                                               JANUARY 31,
                                                            ------------------
                                                              1998      1997
                                                            --------  --------
Operating activities:
 Net loss.................................................. $(22,912) $(87,834)
 Adjustments to reconcile net loss to net cash provided by
  (used in) operating activities:
  Depreciation and amortization............................    2,586     1,514
  Amortization of deferred compensation....................      244       128
  Amortization of certain acquired intangible assets and
   write-off of in-process research and development........   27,796    71,054
  Other....................................................      358        20
  Changes in operating assets and liabilities, net of busi-
   ness combinations:
   Accounts receivable.....................................  (22,631)  (14,390)
   Other current assets....................................    5,765    (2,039)
   Other assets............................................       53    (2,231)
   Accounts payable........................................    2,039     2,850
   Accrued liabilities.....................................    2,842     3,589
   Deferred revenues.......................................    6,219     6,425
                                                            --------  --------
Net cash provided by (used in) operating activities........    2,359   (20,914)
                                                            --------  --------
Investing activities:
 Purchases of computer equipment, furniture and leasehold
  improvements.............................................   (3,322)   (4,745)
 Payments for business combinations, net of cash acquired..   (2,925)   (2,566)
 Purchases of available-for-sale short-term investments....   (8,708)        -
                                                            --------  --------
Net cash used in investing activities......................  (14,955)   (7,311)
                                                            --------  --------
Financing activities:
 Net borrowings (payments) under lines of credit...........   (7,171)    9,050
 Proceeds from notes payable and capital lease obliga-
  tions....................................................    6,123     1,264
 Payments on notes payable and capital lease obligations...  (41,143)   (7,540)
 Proceeds from issuance of common and preferred stock,
  net......................................................  142,545    24,642
                                                            --------  --------
Net cash provided by financing activities..................  100,354    27,416
                                                            --------  --------
Net increase (decrease) in cash and cash equivalents.......   87,758      (809)
Foreign currency translation adjustment....................     (646)       74
Cash and cash equivalents at beginning of year.............    3,872     4,607
                                                            --------  --------
Cash and cash equivalents at end of year................... $ 90,984  $  3,872
                                                            ========  ========

                             See accompanying notes

                               BEA SYSTEMS, INC.

            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

 Description of business

  BEA Systems, Inc. (the Company or BEA) is a leading provider of cross-platform middleware solutions for enterprise applications. The Company's products and services help enable mission-critical, distributed applications to work seamlessly in client/server, Internet and legacy environments. BEA provides transactional, messaging and distributed object-based software for developing and deploying these enterprise applications. In addition to its product line, BEA provides enterprise solutions through its partner network and a wide range of services including consulting, education and support.

  As described more fully in Note 18, BEA acquired WebLogic, Inc. (WebLogic) on September 30, 1998. WebLogic, Inc. develops and markets pure-Java server solutions for networked applications.

 Principles of consolidation

  The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries. All intercompany transactions and balances have been eliminated. Operations of businesses acquired and accounted for as purchases are consolidated as of the date of acquisition. On April 30, 1998, the Company acquired Leader Group Inc. (Leader Group) in a merger transaction accounted for as a pooling of interests (see Note 18). On September 30, 1998, the Company acquired WebLogic, in a merger transaction also accounted for as a pooling of interests (see Note 18). All financial information has been restated to reflect the combined operations of the Company, Leader Group and WebLogic.

 Use of estimates

  The preparation of the financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and the accompanying notes. Actual results could differ from those estimates.

 Foreign currencies

  The assets and liabilities of foreign subsidiaries are translated from their respective functional currencies at the rates in effect at the balance sheet date while revenue and expense accounts are translated at weighted average rates during the period. Foreign currency translation adjustments are reflected as a separate component of stockholders' equity (deficit).

  The Company hedges a portion of its exposure on certain intercompany receivables and payables denominated in foreign currencies using forward foreign exchange contracts, which are recorded at fair value at each balance sheet date. Gains and losses resulting from exchange rate fluctuations on forward foreign exchange contracts are recorded currently in interest and other expense and offset corresponding gains and losses on the foreign currency accounts being hedged. Net losses resulting from foreign currency transactions, were approximately $600,000 and $400,000 in fiscal years 1998 and 1997, respectively.

 Cash, cash equivalents and short-term investments

  Cash and cash equivalents consist of highly liquid investments with maturities of 90 days or less from the date of purchase. The carrying amounts reported on the consolidated balance sheets for cash and cash equivalents approximates their fair market value.

                               BEA SYSTEMS, INC.

  Short-term investments consist principally of commercial paper and time deposits with remaining maturities of one year or less. The Company determines the appropriate classification of its short-term investments at the time of purchase and re-evaluates such designations as of each balance sheet date. All short-term investments in the Company's portfolio are classified as "available-for-sale" and are stated at fair market value, with the unrealized gains and losses reported in stockholders' equity (deficit) until disposition. The amortized cost of debt securities is adjusted for amortization of premiums and accretion of discounts to maturity. Such amortization is included in interest income along with interest earned.

 Concentration of credit risk

  The Company invests its cash, cash equivalents and short-term investments with financial institutions with high credit standing and, by policy, limits the amounts invested with any one financial institution, type of security and issuer.

  The Company sells its products to customers, typically large corporations, in a variety of industries in the Americas, Europe and the Asia/Pacific region. The Company performs ongoing credit evaluations of its customers' financial condition and limits the amount of credit extended as deemed appropriate, but generally requires no collateral. The Company maintains reserves for estimated credit losses and, to date, such losses have been within management's expectations.

 Computer equipment, furniture and leasehold improvements

  Computer equipment, furniture and leasehold improvements are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets which range from three to seven years. Assets under capital leases are amortized over five years or the life of the lease; while leasehold improvements are amortized over the shorter of the estimated useful life or the lease term.

 Acquired intangible assets

  Acquired intangible assets consist of developed technology, distribution rights, trademarks, tradenames and goodwill related to the Company's acquisitions accounted for using the purchase method. Amortization of these purchased intangibles is calculated on the straight-line basis over the respective estimated useful lives of the intangible assets ranging from twenty-four to thirty months for developed technology and distribution rights, to sixty months for trademarks and goodwill. Amortization of developed technology, distribution rights, trademarks and tradenames is included as a component of cost of revenues, while amortization of goodwill is included in general and administrative expenses. Acquired in-process research and development without alternative future use is expensed when acquired.

 Long-lived assets

  The Company has adopted Statement of Financial Accounting Standard No. 121, Accounting for the Impairment of Long-Lived Assets to be Disposed of (FAS
121). In accordance with FAS 121, the Company identifies and records impairment losses, as circumstances dictate, on long-lived assets used in operations when events and circumstances indicate that the assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amounts of those assets. No such events have occurred with respect to the Company's long-lived assets, which consist primarily of acquired intangible assets, computer equipment, furniture and leasehold improvements. The adoption of FAS 121 did not have a material impact on the financial position, results of operations or cash flows of the Company.

                               BEA SYSTEMS, INC.

 Capitalized software

  Statement of Financial Accounting Standards No. 86, Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed, requires the capitalization of certain software development costs subsequent to the establishment of technological feasibility. Based on the Company's product development process, technological feasibility is established upon the completion of a working model. Costs incurred by the Company between the completion of the working model and the point at which the product is ready for general release have been insignificant. Accordingly, the Company has charged all such costs to research and development expense in the period incurred.

 Product concentration

  The Company currently derives the majority of its license and service revenues from products in the BEA TUXEDO product line. These products and services are expected to continue to account for the majority of the Company's revenues for the foreseeable future. Furthermore, as discussed in Note 9 to the consolidated financial statements, under the terms of its agreement with Novell, the Company is obligated to make certain payments to Novell through January 1999 to acquire perpetual rights to the BEA TUXEDO product. Failure by the Company for any reason to make these payments could terminate the Company continuing right to BEA TUXEDO.

 Revenue recognition

  The Company recognizes revenue in accordance with American Institute of Certified Public Accountants Statement of Position 91-1, Software Revenue Recognition. Revenues from software license agreements are recognized at the time of product shipment, provided there are no significant vendor obligations remaining to be fulfilled and collectibility is probable. Ongoing license royalty revenues are recognized as reported by the Company's customers.

  Service revenues include consulting services, post-contract customer support and training. Consulting revenues and the related cost of services are recognized on a time and materials basis; however, revenue from certain fixed price contracts are recognized on the percentage of completion basis, which involves the use of estimates. Actual results could differ from those estimates and, as a result, future profitability on such contracts may be more or less than planned. The amount of consulting contracts recognized on a percentage of completion basis has not been material to date. Post-contract customer support revenues are recognized ratably over the term of the support period (generally one year) and training and other service revenues are recognized as the related services are provided. The unrecognized portion of amounts paid in advance for licenses and services is reported as deferred revenues.

 Stock-based compensation

  The Company generally grants stock options to its employees for a fixed number of shares with an exercise price equal to the fair market value of the stock on the date of grant. As allowed under the Statement of Financial Accounting Standard No. 123, Accounting for Stock-Based Compensation FAS 123, the Company has elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB 25) and related interpretations in accounting for stock awards to employees. Accordingly, no compensation expense is recognized in the Company's financial statements in connection with stock awards.

 Net loss per share

  On January 31, 1998, the Company adopted Statement of Financial Accounting Standard No. 128, Earnings per Share (FAS 128). Under this standard, basic net loss per share is computed based on the weighted average number of shares of the Company's common stock. Diluted net loss per share is computed based on the weighted average number of shares of the Company's common stock and common equivalent shares (stock options, warrants, convertible notes and preferred stock), if dilutive.

                               BEA SYSTEMS, INC.

  In addition, in 1998, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin No. 98 (SAB 98) which eliminates the inclusion in the calculation of net loss per share of common and common equivalent shares issued during the twelve month period prior to an initial public offering at prices below the public offering price as if they were outstanding for all periods presented.

  All loss per share amounts for all periods have been calculated and, where appropriate, restated to conform to the requirements of FAS 128 and SAB 98.

  Certain prior year amounts have been reclassified to conform to the current year's presentation.

2. FINANCIAL INSTRUMENTS

 Short-term investments

  The following is a summary of available-for-sale securities at January 31, 1998; the Company had no available-for-sale securities at January 31, 1997 (in thousands):

                                                         JANUARY 31, 1998
                                                   ----------------------------
                                                               GROSS
                                                   AMORTIZED UNREALIZED  FAIR
                                                     COST      LOSSES    VALUE
                                                   --------- ---------- -------
   Commercial paper...............................  $40,460     $(27)   $40,433
   Money market...................................   42,772      --      42,772
   Time deposits..................................    3,722      --       3,722
   Forward foreign currency contracts.............      (22)     --         (22)
                                                    -------     ----    -------
                                                    $86,932     $(27)   $86,905
                                                    =======     ====    =======

  Included in the above table are securities with fair values totaling $78.2 million, which are classified as cash and cash equivalents and $8.7 million, which are classified as short-term investments in the accompanying consolidated balance sheets. All short-term investments mature within six months. At January 31, 1998, short-term investments included restricted time deposits of $2.5 million which collateralize borrowings (see Note 9).

 Foreign currency contracts

  The Company enters into forward foreign currency contracts to hedge the value of certain intercompany assets and liabilities denominated in foreign currencies to reduce the exposure to foreign currency fluctuations. At January 31, 1998, the Company had outstanding forward foreign currency contracts with a notional amount of approximately $20 million, predominantly to exchange British pounds, German marks, Japanese yen, French francs and Swedish krona with notional amounts of $3.5 million, $3.1 million, $8.0 million, $3.2 million, and $1.2 million, respectively. Substantially all of the Company's forward foreign currency contracts have maturities of 90 days or less. The fair value of foreign currency contracts is estimated based on the spot rate of the various hedged currencies as of the end of the period.

                               BEA SYSTEMS, INC.

 Fair value of financial instruments

  The carrying amounts and estimated fair values of the Company's financial instruments were as follows (in thousands):

                                                      JANUARY 31,
                                            ----------------------------------
                                                  1998              1997
                                            -----------------  ---------------
                                            CARRYING   FAIR    CARRYING  FAIR
                                             AMOUNT    VALUE    AMOUNT  VALUE
                                            --------  -------  -------- ------
   Financial assets:
     Cash and cash equivalents............. $90,984   $90,984   $3,872  $3,872
     Short-term investments................   8,708     8,708      --      --
   Financial liabilities:
     Borrowings under lines of credit......   1,879     1,879    9,050   9,050
     Notes payable and capital lease
      obligations (including current
      portion).............................  43,907    43,907   77,720  77,720
   Off balance sheet instruments:
     Foreign currency forward contracts....     (22)      (22)     --      --

  The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. However, judgment is required in interpreting market data to develop the estimates of fair value. Accordingly, the estimates presented above are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

  For certain of the Company's financial instruments, including cash and cash equivalents, short-term investments, and notes payable, the carrying amounts approximate fair value due to their short maturities. The fair value of foreign currency forward contracts was based on the estimated amount at which they could be settled based on quoted exchange rates.

3. COMPUTER EQUIPMENT, FURNITURE AND LEASEHOLD IMPROVEMENTS

  Computer equipment, furniture and leasehold improvements consist of the following (in thousands):

                                                                 JANUARY 31,
                                                                ---------------
                                                                 1998     1997
                                                                -------  ------
   Computer equipment.......................................... $ 5,809  $4,033
   Furniture and equipment.....................................   2,409   1,653
   Leasehold improvements......................................   2,454   1,474
   Furniture and equipment under capital leases................   1,608   1,154
                                                                -------  ------
                                                                 12,280   8,314
   Accumulated depreciation and amortization...................  (4,074) (1,558)
                                                                -------  ------
                                                                $ 8,206  $6,756
                                                                =======  ======

  Accumulated amortization for furniture and equipment under capital leases was approximately $432,000 and $154,000 at January 31, 1998 and 1997, respectively.

                               BEA SYSTEMS, INC.

4. BUSINESS COMBINATIONS

 Tuxedo Product Line

  On February 23, 1996, the Company entered into a license agreement with Novell, Inc. and acquired exclusive rights to distribute and make enhancements to Novell's TUXEDO product on UNIX, Windows NT and all non-NetWare platforms. In addition, the Company assumed Novell's obligations and rights under all contracts with TUXEDO partners, distributors and customers and exclusive rights to the TUXEDO trademark. The purchase price (including direct acquisition costs) was approximately $77.5 million and consisted primarily of a note payable to Novell with fixed payment terms (See Note 9).

  The following is a summary of the purchase price allocation (in thousands):

   Current assets and other tangible assets........................... $  4,270
   Liabilities assumed................................................     (702)
   Acquired in-process research and development.......................   60,948
   Developed technology...............................................    9,825
   Trademarks and tradenames..........................................    3,159
                                                                       --------
                                                                       $ 77,500
                                                                       ========

 USL Finance, S. A.

  On May 5, 1996, the Company acquired all of the outstanding stock of USL Finance, S.A. (USL), a distributor of BEA TUXEDO in France. The purchase price (including direct acquisition costs) was approximately $3.3 million which was paid in cash. The Company has accounted for the acquisition using the purchase method.

  The following is a summary of the purchase price allocation (in thousands):

   Current assets and other tangible assets............................ $ 6,060
   Liabilities assumed.................................................  (5,482)
   Distribution rights.................................................   2,672
                                                                        -------
                                                                        $ 3,250
                                                                        =======

 Client Server Technologies, OY

  On June 12, 1996, the Company acquired all of the outstanding stock of Client Server Technologies, OY (CST), a distributor of BEA TUXEDO in Finland. The purchase price (including direct acquisition costs) was approximately $2.2 million which was paid in cash. The Company has accounted for the acquisition using the purchase method.

  The following is a summary of the purchase price allocation (in thousands):

   Current assets and other tangible assets............................ $ 1,483
   Liabilities assumed.................................................  (1,067)
   Acquired in-process research and development........................   1,300
   Distribution rights.................................................     389
   Trademarks and tradenames...........................................      58
                                                                        -------
                                                                        $ 2,163
                                                                        =======

                               BEA SYSTEMS, INC.

 Bay Technologies PTY, Limited.

  On December 23, 1996, the Company acquired all of the outstanding stock of Bay Technologies Pty., Limited (Bay), a distributor of BEA TUXEDO in Australia. The purchase price (including direct acquisition costs) was approximately $1.0 million and consisted primarily of a note payable of $916,000 (See Note 9). The Company has accounted for the acquisition using the purchase method.

  The following is a summary of the purchase price allocation (in thousands):

   Current assets and other tangible assets............................. $  121
   Liabilities assumed..................................................   (293)
   Distribution rights..................................................  1,178
                                                                         ------
                                                                         $1,006
                                                                         ======

 Digital Equipment Corporation

  On March 26, 1997, the Company completed an agreement with Digital Equipment Corporation (Digital) to acquire exclusive worldwide rights to MessageQ, ObjectBroker and other related products. The purchase price (including $308,000 direct acquisition costs) was approximately $20.1 million. The acquisition was accounted for using the purchase method. Of the aggregate consideration, $5.0 million was paid in cash on closing and aggregate payments of $17.0 million were due pursuant to a convertible promissory note. Interest was imputed on the convertible promissory note at 8 percent which resulted in the recorded liability of approximately $14.0 million on a present value basis. In addition, the Company granted Digital a warrant to purchase 500,000 shares of common stock at a price of $6.00 per share, which resulted in recorded costs of $790,000.

  The following is a summary of the purchase price allocation (in thousands):

   Current assets and other tangible assets............................ $ 6,017
   Liabilities assumed.................................................  (6,247)
   Acquired in-process research and development........................  16,000
   Developed technology................................................   3,700
   Goodwill............................................................     613
                                                                        -------
                                                                        $20,083
                                                                        =======

  In August 1997, the Company and Digital entered into an agreement whereby the Company issued 925,925 shares of Common Stock and paid $4,925,000 in full settlement of the convertible promissory note. Additionally, the Company issued 364,022 shares of common stock to Digital in accordance with the terms of Digital's exercise of the entire warrant as provided for in the warrant agreement.

 Pro forma information

  The following unaudited pro forma summary represents the consolidated results of operations of the Company as if the acquisition of USL and BEA TUXEDO had occurred at the beginning of fiscal 1997 and does not purport to be indicative of what would have occurred had the acquisitions been made as of that date or the results which may occur in the future. The operating results of the acquisitions of CST and Bay have not been included in the pro forma amounts as the effect of their inclusion would not be material.

                                                               FISCAL YEAR ENDED
                                                               JANUARY 31, 1997
                                                               -----------------
   Pro forma revenues (in thousands)..........................     $ 65,263
   Pro forma net loss (in thousands)..........................     $(88,091)
   Pro forma net loss per share...............................     $  (8.89)

                               BEA SYSTEMS, INC.

5. PUBLIC OFFERINGS OF COMMON STOCK

  In April 1997, the Company completed its initial public offering of common stock. The offering generated net proceeds of approximately $27.7 million from the sale of 5.4 million shares. In July 1997, the Company completed a follow-on public offering of its common stock. The offering generated net proceeds of approximately $110.4 million from the sale of 6.9 million shares of common stock.

6. ACQUIRED INTANGIBLE ASSETS

  Values assigned to acquired in-process research and development, distribution rights, developed technology, trademarks and tradenames were generally determined by independent appraisals using discounted cash flow analysis. To determine the value of in-process research and development, the Company considered, among other factors, the state of development of each project, the time and cost needed to complete each project, expected income and associated risks which included the inherent difficulties and uncertainties in completing the project and thereby achieving technological feasibility and risks related to the viability of and potential changes to future target markets. This analysis results in amounts assigned to in-process research and development projects that had not yet reached technological feasibility and does not have alternative future uses. To determine the value of the distribution rights, the Company considered, among other factors, the size of the current and potential future customer base, quality of existing relationships with customers, the expected income and associated risks. Associated risks included the inherent difficulties and uncertainties in transitioning the business relationships from the acquired entity to the Company and risks related to the viability of and potential changes to future target markets. To determine the value of the developed technology, the expected future cash flows of each existing technology product were discounted taking into account risks related to the characteristics and applications of each product, existing and future markets and assessments of the life cycle stage of each product. Based on this analysis, the existing technology that had reached technological feasibility was capitalized. Acquired intangible assets consist of the following (in thousands):

                                                                JANUARY 31,
                                                              -----------------
                                                                1998     1997
                                                              --------  -------
   Developed technology and distribution rights.............. $ 27,610  $22,790
   Trademarks and tradenames.................................    3,417    3,417
   Goodwill..................................................    2,784      933
                                                              --------  -------
                                                                33,811   27,140
   Accumulated amortization..................................  (21,496)  (9,914)
                                                              --------  -------
                                                              $ 12,315  $17,226
                                                              ========  =======

7. OTHER ASSETS

  Included in other assets at January 31, 1998 and 1997 was $1.2 million and $1.5 million, respectively, invested in bank certificates of deposit with interest rates ranging from 3.90 percent to 4.25 percent. The certificates of deposit's support letters of credit that are required as security deposits under certain of the Company's facilities leases and other credit arrangements.

  Also included in other assets at January 31, 1998 and 1997 was a note receivable of $720,000 from an officer and founder of the Company for the financing of real property. The note receivable, which is secured by a deed of trust on the real property, bears interest at 7 percent per annum and is due and payable on the earlier of January 1, 2001 or termination of the founder's employment with the Company. The note may be repaid at any time prior to the due date.

                               BEA SYSTEMS, INC.

8. ACCRUED LIABILITIES

  Accrued liabilities consist of the following (in thousands):

                                                                  JANUARY 31,
                                                                ---------------
                                                                 1998    1997
                                                                ------- -------
   Accrued payroll and related liabilities..................... $14,925 $ 6,603
   Accrued sales and value added tax...........................   3,425   3,547
   Other accrued liabilities...................................   7,662   4,104
                                                                ------- -------
                                                                $26,012 $14,254
                                                                ======= =======

9. LINE OF CREDIT, NOTES PAYABLE AND CAPITAL LEASE OBLIGATIONS

 Borrowings under lines of credit

  At January 31, 1998, the Company had outstanding $1.9 million, pursuant to revolving lines of credit arrangements with commercial lenders in Japan and Korea. The maximum credit available under the arrangements was $3.1 million and borrowings available under the lines totaled approximately $1.2 million at January 31, 1998. Borrowings under the credit arrangements bear interest at rates ranging from 2 percent to 24 percent with a weighted average interest rate of 22 percent at January 31, 1998, and are secured by $2.5 million of certificates of deposits.

  At January 31, 1997, the Company had outstanding approximately $9.1 million, pursuant to a revolving line of credit arrangement with a commercial lender. The maximum credit available under this facility was $10.2 million and borrowing availability was based on the aggregate of (i) a percentage of qualifying accounts receivable and (ii) $4.0 million. Additional borrowings available under the line totaled $1.0 million at January 31, 1997. Borrowings under the credit arrangement bear interest adjusted monthly at the LIBOR plus
5.1 percent (10.5 percent in aggregate at January 31, 1997) and was secured by substantially all assets of the Company. In addition, the credit agreement prohibited the Company from paying dividends without the lender's approval. The line of credit expired in April 1997.

  The Company has not renewed the primary capital lease line which expired in June 1997 and, therefore, no longer has capital lease line availability.

                               BEA SYSTEMS, INC.

 Notes payable and capital lease obligations

  Notes payable and capital lease obligations consist of the following (in thousands):

                                                               JANUARY 31,
                                                            ------------------
                                                              1998      1997
                                                            --------  --------
   Note payable to Novell, Inc. with interest imputed at 8
    percent. The note is due in quarterly installments of
    various amounts totaling $29.0 million, which are
    guaranteed by the majority shareholder of the Company,
    with a final payment of $12.0 million due in January
    1999 upon the Company's exercise of an option to
    purchase perpetual rights to BEA TUXEDO...............  $ 38,734  $ 69,900
   Note payable to a commercial lender in Japan bearing
    interest at 2 percent. Principal payment is due in
    four equal installments with the last payment
    scheduled in December 1998............................     2,606       --
   Subordinated notes payable to founders of an acquired
    business bearing interest at 8 percent. Accrued
    interest of $430,000 is included at January 31, 1997.
    The note was paid in full in May 1997.................       --      4,589
   Credit arrangement with the Company's majority
    stockholder. Borrowings under the arrangement were
    unsecured, bear interest at 11 percent and are
    convertible into common stock at the option of the
    lender. The outstanding balance and accrued interest
    aggregating $4.6 million were converted into 817,334
    shares of common stock concurrent with the Company's
    initial public offering in April 1997.................       --      1,000
   Notes payable to the former shareholders of Bay
    Technologies Pty., Limited, with interest imputed at 8
    percent and payable in quarterly installments.........       482       928
   Capital lease obligations..............................     1,096     1,004
   Convertible subordinated notes, bearing interest at 7
    percent per annum. The notes were convertible into
    preferred stock in the event of a subsequent preferred
    stock offering........................................       680       --
   Other notes payable....................................       309       299
                                                            --------  --------
                                                              43,907    77,720
   Less amounts due within one year.......................   (43,141)  (28,180)
                                                            --------  --------
   Notes payable and capital lease obligations due after
    one year..............................................  $    766  $ 49,540
                                                            ========  ========

                               BEA SYSTEMS, INC.

  Scheduled maturities of notes payable and capital lease obligations are as follows (in thousands):

                                                            NOTES  CAPITAL LEASE
                                                           PAYABLE  OBLIGATIONS
                                                           ------- -------------
   Fiscal year ending January 31,
     1999................................................. $42,706    $  580
     2000.................................................     105       601
     2001.................................................     --        101
                                                           -------    ------
                                                           $42,811     1,282
                                                           =======
   Less amount representing interest......................              (186)
                                                                      ------
   Present value of minimum lease payments................             1,096
   Less current portion...................................              (435)
                                                                      ------
   Long-term capital lease obligations....................            $  661
                                                                      ======

  Cash payments for interest were $6.2 million and $6.3 million for fiscal years 1998 and 1997, respectively.

10. OPERATING LEASE COMMITMENTS

  The Company leases its facilities under operating lease arrangements. Certain of the leases provide for specified annual rent increases as well as options to extend the lease beyond the initial term. Approximate annual minimum operating lease commitments are as follows (in thousands):

   Fiscal year ending January 31,
     1999.............................................................. $ 7,102
     2000..............................................................   9,917
     2001..............................................................   8,839
     2002..............................................................   7,579
     2003..............................................................   7,676
     Thereafter........................................................  39,595
                                                                        -------
       Total minimum lease payments.................................... $80,708
                                                                        =======

  In December 1997, the Company entered into a ten year lease agreement for approximately 224,000 square feet of office space in San Jose, California to house the Company's corporate headquarters, sales, marketing, research and administrative personnel. The Company expects to occupy this space in the late summer or fall of fiscal year 1999. While the Company intends to temporarily sublease approximately 100,000 square feet, all of the required future lease payments are included in the table of annual minimum operating lease commitments above.

  Total rent expense charged to operations for the fiscal years ended January 31, 1998 and 1997 was approximately $6.0 million and $3.4 million, respectively.

                               BEA SYSTEMS, INC.

11. INCOME TAXES

  The components of the provisions for income taxes consist of the following (in thousands):

                                                              FISCAL YEAR ENDED
                                                                 JANUARY 31,
                                                              ------------------
                                                                1998     1997
                                                              --------- --------
   Current provision:
     Federal................................................. $     879 $   --
     State...................................................       300     --
     Foreign.................................................     1,665     800
                                                              --------- -------
       Provision for income taxes............................ $   2,844 $   800
                                                              ========= =======

  The reconciliation of income tax attributable to continuing operations computed at the U.S. federal statutory tax rate (34 percent) to income tax expense is as follows (in thousands):

                                                          FISCAL YEAR ENDED
                                                             JANUARY 31,
                                                          -------------------
                                                            1998      1997
                                                          --------  ---------
   Tax benefit at U.S. statutory rate.................... $ (6,822) $ (29,605)
   Nondeductible amortization of acquired intangible as-
    sets.................................................    2,720     11,842
   Valuation allowance...................................    5,542     18,358
   Foreign withholding taxes, net........................      949        528
   Foreign taxes in excess of U.S. rate..................      397        --
   Leader Group S Corporation impact.....................     (341)      (323)
   Other.................................................      399        --
                                                          --------  ---------
     Provision for income taxes.......................... $  2,844  $     800
                                                          ========  =========

  Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets for federal and state income taxes are as follows (in thousands):

                                                            FISCAL YEAR ENDED
                                                               JANUARY 31,
                                                            ------------------
                                                              1998      1997
                                                            --------  --------
   Deferred tax assets:
     Accruals and reserves................................  $  2,594  $  3,275
     Net operating loss carryforwards.....................     5,799     7,279
     Computer equipment, furniture, leasehold improvements
      and acquired intangible assets......................    18,496    17,547
     Other................................................       950       --
                                                            --------  --------
   Total deferred tax assets..............................    27,839    28,101
   Valuation allowance....................................   (27,839)  (28,101)
                                                            --------  --------
       Net deferred tax assets............................  $    --   $    --
                                                            ========  ========

                               BEA SYSTEMS, INC.

  Realization of deferred tax assets is dependent on future taxable income, the timing and amount of which are uncertain. Accordingly, a valuation allowance, in an amount equal to the net deferred tax assets at January 31, 1998 and 1997, has been established to reflect these uncertainties. The valuation allowance decreased by $262,000 and increased by $23.0 million in fiscal years 1998 and 1997, respectively. Approximately $752,000 of the valuation allowance at January 31, 1998 relates to tax benefits associated with exercises of stock options which will reduce taxes payable and be credited to additional paid-in capital when realized.

  As of January 31, 1998, the Company had federal net operating loss and foreign tax credit carryforwards of approximately $16.4 million and $1.1 million that will expire in fiscal years 2011 and 2003, respectively. Utilization of net operating loss and credit carryforwards may be subject to substantial limitations due to ownership change and other limitations provided by the Internal Revenue Code and similar state provisions. These limitations may result in the expiration of net operating loss carryforwards before full utilization.

  Pretax income (loss) from foreign operations was approximately $8.5 million and $(1.5) million for fiscal years 1998 and 1997, respectively.

  Cash refunds received, net of income taxes paid, were $57,000 for fiscal year 1998, while cash payments for income taxes were $230,000 for fiscal year 1997.

12. SERIES B REDEEMABLE CONVERTIBLE PREFERRED STOCK

  At January 31, 1997, BEA had outstanding 19,847,800 shares of Series B Redeemable Convertible Preferred Stock (Series B Redeemable Preferred Stock). Holders of the Series B Redeemable Preferred Stock were entitled to cumulative annual dividends of $0.07 per share payable prior and in preference to any declaration or payment of dividends on BEA Series A Convertible Preferred Stock (BEA Series A Preferred Stock) and the common stock. The right to receive such dividends was cumulative and accrued to the extent that such dividends were not declared or paid in any year. No dividends had been declared or paid by the Company on the Series B Redeemable Preferred Stock. Total accumulated dividends on the Series B Redeemable Preferred Stock were approximately $932,000 at January 31, 1997.

  At the time of the Company's initial public offering in April 1997, all of the outstanding Series B Redeemable Preferred Stock and accumulated dividends of $1.2 million were converted into 3,772,077 shares of common stock.

13. STOCKHOLDERS' EQUITY

 Series A and B convertible preferred stock

  At January 31, 1997, BEA had outstanding 17,166,000 shares of Series A Preferred Stock. Each share of BEA Series A Preferred Stock was convertible at any time at the option of the shareholder into two shares of common stock or automatically at the time of the initial public offering. Holders of BEA Series A Preferred Stock were entitled to noncumulative annual dividends, when and if declared by the Board of Directors, of $0.12 per share, payable in preference to common stock dividends, but after all cumulative dividends payable with respect to the Series B Redeemable Preferred Stock had been declared and paid. No dividends were declared or paid by the Company on the BEA Series A Preferred Stock.

  At the time of the initial public offering in April 1997, all outstanding shares of BEA Series A Preferred Stock were converted into 34,332,000 shares of common stock.

                               BEA SYSTEMS, INC.

  At January 31, 1997, WebLogic had outstanding 245,000 shares of Series A Preferred Stock and no Series B Preferred Stock. At January 31, 1998, WebLogic had outstanding 245,000 shares of Series A Preferred Stock and 357,000 shares Series B Preferred Stock. Each share of WebLogic Series A and B Preferred Stock was convertible at any time at the option of shareholders into the number of fully paid and nonassessable shares of common stock which results from dividing the conversion price per share of the WebLogic Series A and B Preferred Stock in effect at the time of conversion into the per share conversion value of such series. Holders of WebLogic Series A and B Preferred Stock were entitled to noncumulative annual dividends at the rate of $0.05 and $0.1375 per share, respectively, when and if declared by the Board of Directors. Dividends on WebLogic Series B Preferred Stock shall be payable before payment of any dividends on the WebLogic Series A Preferred Stock. No dividends were declared or paid by the Company on WebLogic Series A and B Preferred Stock. Each share of WebLogic Series A and B Preferred Stock votes equally with shares of common stock on an "if-converted" basis. WebLogic Series A and B Preferred Stock have a liquidation preference of $0.625 and $1.7188 per share, respectively, plus all declared but unpaid dividends. WebLogic Series B has a liquidation preference to WebLogic Series A shares. Upon liquidation, after payment of the full liquidation preference has been made to the WebLogic Series A and B shareholders, the remaining assets of the Company, if any, shall be distributed ratably among the common shareholders.

  Upon the merger of BEA and WebLogic (see Note 18) all outstanding shares of WebLogic Series A and B Preferred Stock were convertible into approximately 601,720 shares of common stock.

 Common Stock

  The Company has issued shares of its common stock to certain employees of the Company, pursuant to which the Company has the right to repurchase shares of common stock sold to employees at the original issuance price upon the employee's termination. The repurchase option expires at 1/48 of the shares every month, subject to acceleration upon the occurrence of certain events. As of January 31, 1998, approximately 2,022,000 shares were subject to the Company's right of repurchase.

 Class B common stock

  On March 19, 1997, BEA's Board of Directors authorized 35 million shares of an additional class of common stock (Class B Common Stock). All outstanding shares of Class B Common Stock are held by the Company's majority stockholder. The Class B Common Stock has the same rights, preferences, privileges and restrictions as the common stock, except that the Class B Common Stock is convertible into common stock, has no voting rights except as required by Delaware law and has no right to vote for the election of directors. The shares of Class B Common Stock are convertible at the option of the holder into common stock, so long as such conversion results in the majority stockholder holding equal to or less than 49 percent of the Company's outstanding voting securities. The shares of Class B Common Stock could be automatically converted into a like number of shares of common stock upon the occurrence of certain events.

 Stock option plans

  Under the Company's stock option plans, incentive and nonqualified stock options may be granted to eligible participants to purchase shares of the Company's common stock. Options generally vest over a four-year period and have terms of up to ten years. A maximum of 17 million shares of common stock have been authorized for issuance under the plans. Annually the number of authorized shares are automatically increased by an amount equal to 3.5 percent of the outstanding shares of common stock on January 31 of the immediately preceding calendar year. The exercise price of the stock options is determined by the Company's Board of Directors on the date of grant and is at least equal to the fair market value of the stock on the grant date.

                               BEA SYSTEMS, INC.

  Upon the merger of BEA and WebLogic, all of the WebLogic outstanding stock options were converted into BEA stock options. All such options were immediately exercisable on the date of grant and are subject to vesting, however, certain options became fully vested upon the merger. The Company has the right to repurchase unvested options, which right lapses ratably over the option vesting period.

  Information with respect to option activity under the Company's stock option plans are summarized as follows:

                                                              WEIGHTED AVERAGE
                                     OPTIONS   EXERCISE PRICE  EXERCISE PRICE
                                   OUTSTANDING   PER SHARE       PER SHARE
   (SHARES IN THOUSANDS)           ----------- -------------- ----------------
   Options outstanding at January
    31, 1996......................    2,244     $       0.29       $0.29
     Granted......................    5,662     $0.01-$ 6.00       $1.15
     Exercised....................     (404)    $       0.29       $0.29
     Canceled.....................     (527)    $       0.66       $0.66
                                     ------
   Options outstanding at January
    31, 1997......................    6,975     $0.01-$ 6.00       $0.96
     Granted......................    6,059     $0.04-$24.13       $5.98
     Exercised....................   (1,840)    $0.04-$ 6.00       $0.35
     Canceled.....................   (1,176)    $0.04-$20.00       $1.88
                                     ------
   Options outstanding at January
    31, 1998......................   10,018     $0.04-$24.13       $4.00
                                     ======
   Options exercisable at January
    31, 1998......................    3,510     $0.04-$ 6.74       $0.49
                                     ======
   Options exercisable at January
    31, 1997......................      405     $       0.29       $0.29
                                     ======
   Options available for grant at
    January 31, 1998..............    3,219
                                     ======

  The weighted average grant date fair value of stock options was $4.08 and $0.34 in fiscal years 1998 and 1997, respectively.

  The following table summarizes information about stock options outstanding at January 31, 1998:

                                                WEIGHTED
                                            AVERAGE REMAINING
                                   NUMBER   CONTRACTUAL LIFE  WEIGHTED AVERAGE
                                  OF SHARES    (IN YEARS)      EXERCISE PRICE
   (SHARES IN THOUSANDS)          --------- ----------------- ----------------
   Range of per share exercise
    prices:
     $ 0.04-$ 0.17...............     745         9.16             $ 0.13
     $ 0.29......................   4,174         8.18             $ 0.29
     $ 0.46......................   1,024         9.59             $ 0.46
     $ 1.00-$ 6.74...............   2,414         8.98             $ 5.02
     $ 9.25-$16.00...............     910         9.65             $13.45
     $17.31-$24.13...............     751         9.68             $18.80
                                   ------
                                   10,018
                                   ======

                               BEA SYSTEMS, INC.

  The following table summarizes information about outstanding and exercisable stock options at January 31, 1998:

                                                       NUMBER   WEIGHTED AVERAGE
                                                      OF SHARES  EXERCISE PRICE
   (SHARES IN THOUSANDS)                              --------- ----------------
   Range of per share exercise prices:
     $0.04-$0.17.....................................     745        $0.13
     $0.29...........................................   1,390        $0.29
     $0.46...........................................   1,024        $0.46
     $1.00-$6.74.....................................     351        $4.35
                                                        -----
                                                        3,510
                                                        =====

 Employee stock purchase plan

  In March 1997, the Company's Board of Directors approved an employee stock purchase plan for all employees meeting certain eligibility criteria. Under the plan, employees may purchase shares of the Company's common stock, subject to certain limitations, at not less than 85 percent of fair market value as defined in the plan. A total of 3,750,000 shares have been authorized for issuance under the plan. For the fiscal year ended January 31, 1998, a total of 633,000 shares were issued at an average price of $5.29 per share. At January 31, 1998, a total of 3,117,000 shares were reserved and available for future issuance under the plan.

 Accounting for stock-based compensation

  The Company has elected to follow APB 25 and related interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under FAS 123 requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized in the Company's financial statements.

  Pro forma information regarding net loss and net loss per share is required by FAS 123. This information is required to be determined as if the Company had accounted for its employee stock options (including shares issued under the Employee Stock Purchase Plan, collectively called "stock based awards") granted subsequent to January 31, 1995, under the fair value method of that statement. The fair value of the Company's stock based awards granted to employees in fiscal years 1998 and 1997, prior to the Company's initial public offering, was estimated using the minimum value method. Stock based awards granted in fiscal year 1998, subsequent to the Company's initial public offerings, have been valued using the Black-Scholes option pricing model. Among other things, the Black-Scholes model considers the expected volatility of the Company's stock price, determined in accordance with FAS 123, in arriving at an option valuation. The minimum value method does not consider stock price volatility. Further, certain other assumptions necessary to apply the Black-Scholes model may differ significantly from assumptions used in calculating the value of stock based awards granted in fiscal years 1998 and 1997 under the minimum value method.

  The fair value of the Company's stock based awards to employees was estimated assuming no expected dividends and the following weighted-average assumptions:

                            EMPLOYEE STOCK OPTIONS    EMPLOYEE STOCK PURCHASE PLAN
                            ------------------------  ----------------------------
                               1998         1997           1998            1997
                            -----------  -----------  --------------  --------------
   Expected life (in
    years).................        4.5          4.0              .5             --
   Risk-free interest
    rate...................        6.12%        5.00%           6.25%           --
   Volatility..............         .6           --              .6             --

                               BEA SYSTEMS, INC.

  The Black-Scholes option pricing model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected volatility of the stock price. Because the Company's stock based awards have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimates, in the opinion of management, the existing models do not necessarily provide a reliable single measure of the fair value of its stock based awards.

  For purposes of pro forma disclosures, the estimated fair value of the above stock-based awards is amortized to expense over the awards' vesting period. The Company's pro forma information follows (in thousands, except per share amount):

                                                            FISCAL YEAR ENDED
                                                               JANUARY 31,
                                                            ------------------
                                                              1998      1997
                                                            --------  --------
   Pro forma net loss...................................... $(25,713) $(88,859)
   Pro forma basic and diluted net loss per share.......... $  (0.49) $  (8.86)

  The fiscal year ending January 31, 2000 will be the first fiscal year in which the pro forma effects of FAS 123 will reflect the expense of four years' vesting. Therefore, the pro forma effects of FAS 123 for fiscal years 1998 and 1997 are not likely to be representative of the pro forma effects of future fiscal years.

 Deferred compensation

  In fiscal year 1997, the Company recorded deferred compensation of $973,000 for certain common stock options granted at prices below the deemed fair market value of the Company's common stock on the date of grant. The amount of deferred compensation is being amortized as compensation expense over the vesting period of the underlying stock options. For the fiscal years ended January 31, 1998 and 1997, compensation expense recognized totaled $244,000 and $128,000, respectively.

 Stockholder notes receivable

  In September 1995, the Company issued 3,050,000 shares of common stock to certain officers in exchange for cash of $325,000 and notes receivable of $544,000. The notes receivable are issued on full recourse terms and bear interest at 7 percent compounded semi-annually. The notes receivable are due on September 28, 2000 or within a specified period of time following termination from the Company.

 Warrants

  As of January 31, 1998 the Company issued to a bank warrants to purchase 11,152 shares of WebLogic Series B preferred stock at a stated price of $1.05 per share and 1,423 shares of common stock at a price of $0.98 per share. All warrants were exercisable and outstanding at January 31, 1998.

                               BEA SYSTEMS, INC.

14. NET LOSS PER SHARE

  On January 31, 1998, the Company adopted FAS 128, as a result, the Company has changed the method used to compute net loss per share and has restated net loss per share for all prior periods as required by FAS 128. The adoption of FAS 128 did not have a material impact on the Company's consolidated results of operations. The impact of outstanding stock options has not been included in the net loss per share as their effect would be antidillutive. The following is a reconciliation of the numerators and denominators of the basic and diluted loss per share computations (in thousands, except per share data):

                                                           FISCAL YEAR ENDED
                                                              JANUARY 31,
                                                           ------------------
                                                             1998      1997
                                                           --------  --------
   Basic and Diluted loss per share:
   Numerator:
     Net loss............................................. $(22,912) $(87,834)
     Effect of Series B redeemable convertible Preferred
      stock dividends.....................................     (268)     (880)
                                                           --------  --------
     Net loss available to common stockholders............ $(23,180) $(88,714)
                                                           ========  ========
   Denominator:
     Weighted average shares..............................   52,691    10,031
                                                           ========  ========
     Basic and diluted net loss per share................. $  (0.44) $  (8.84)
                                                           ========  ========

  The computation of diluted net loss per share for the fiscal year ended January 31, 1998 excludes the impact of 5.9 million stock options and 602,000 shares of convertible preferred stock, as such impact would be antidilutive for the periods presented.

  For fiscal year January 31, 1997, the pro forma net loss per share assuming conversion of preferred stock on an as-converted basis as of the date of issuance is as follows:

   Numerator:
     Net loss........................................................ $(87,834)
                                                                      ========
   Denominator:
     Weighted average shares.........................................   10,031
     Dilutive effect of conversion of preferred stock................   29,964
                                                                      --------
                                                                        39,995
                                                                      ========
   Pro forma net loss per share...................................... $  (2.20)
                                                                      ========

15. EMPLOYEE BENEFIT PLAN

  The Company has a pre-tax savings plan to provide retirement and incidental benefits for its employees that qualifies under Section 401(k) of the Internal Revenue Code. Eligible participants may make voluntary contributions to the plan of up to 15 percent of their compensation, subject to certain limitations. The plan permits Company contributions; however, none have been made to date.

                               BEA SYSTEMS, INC.

16. INDUSTRY AND GEOGRAPHIC SEGMENT INFORMATION

  Information regarding the Company's operations by geographic areas at January 31, 1998 and 1997 and for the fiscal years then ended is as follows (in thousands):

                                                           FISCAL YEAR ENDED
                                                              JANUARY 31,
                                                           -------------------
                                                             1998       1997
                                                           ---------  --------
   Total revenues:
     United States........................................ $ 126,142  $ 51,220
     Europe...............................................    45,229    18,761
     Asia/Pacific and other...............................    25,048     3,494
     Consolidating eliminations...........................   (29,972)   (8,909)
                                                           ---------  --------
                                                           $ 166,447  $ 64,566
                                                           =========  ========
   Income (loss) from operations:
     United States........................................ $ (17,107) $(78,670)
     Europe...............................................     1,120       120
     Asia/Pacific and other...............................       244    (1,768)
                                                           ---------  --------
                                                           $(15,743)  $(80,318)
                                                           =========  ========
   Identifiable assets (at end of year):
     United States........................................ $ 127,849  $ 38,721
     Europe...............................................    29,046    16,241
     Asia/Pacific and other...............................    17,308     4,314
                                                           ---------  --------
                                                           $ 174,203  $ 59,276
                                                           =========  ========

  Intercompany revenues consist of license revenues payable by the Company's subsidiaries under software license agreements with the U.S. parent company.

17. RECENT ACCOUNTING PRONOUNCEMENTS

  In October 1997, the Accounting Standards Executive Committee issued Statement of Position No. 97-2, Software Revenue Recognition (SOP 97-2), as amended by Statement of Position No. 98-4 (SOP 98-4) which provides guidance on applying generally accepted accounting principles in recognizing revenue on software sales license transactions. The Company is required to adopt these statements for all software sales license transactions entered into subsequent to January 31, 1998. The adoption of the SOPs may, in certain circumstances, result in the deferral of software license revenues that would have been recognized upon delivery of the related software under the preceding accounting standard, Statement of Position 91-1. Detailed implementation guidelines for the new standard have not yet been issued. Once issued, such detailed guidance could lead to unanticipated changes in the Company's current revenue recognition practices and material adverse changes in the Company's reported revenues and earnings. In the event implementation guidance is contrary to the Company's revenue recognition practices, the Company believes it can adapt current business practices to comply with this guidance and avoid any material adverse effect. However, there can be no assurances that this will be the case.

  In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 130 Reporting Comprehensive Income (FAS 130) and No. 131 Disclosures about Segments of an Enterprise and Related Information (FAS 131). These statements are effective for fiscal years commencing after December 15, 1997. The Company will be required to comply with the provisions of these statements in fiscal

                               BEA SYSTEMS, INC.

year 1999. The Company has not fully assessed the effect these new standards will have but it is not expected to have a material impact on the consolidated financial position or results of operations.

18. SUBSEQUENT ACQUISITIONS OF LEADER GROUP AND WEBLOGIC

  On April 30, 1998, the Company issued 560,704 shares of its common stock to acquire Leader Group, Inc., a Denver-based private company specializing in consulting solutions for the development, deployment and delivery of mission-critical distributed object applications, in a transaction accounted for as a pooling of interests. The Company's supplemental consolidated financial statements include the results of operations, financial position and cash flows of Leader Group for the periods presented. In connection with the transaction, the Company incurred approximately $491,000 in merger-related expenses consisting primarily of legal and other professional fees in the first quarter of fiscal year 1999.

  On September 30, 1998, the Company issued 7,643,120 shares of its common stock to acquire WebLogic, Inc., a San Francisco-based software company, in a transaction accounted for as a pooling of interests. Prior to pooling with BEA, WebLogic's fiscal year followed the calendar year. Accordingly, the Company's supplemental consolidated financial statements for the fiscal years ended January 31, 1998 and 1997 include the financial position of WebLogic as of December 31, 1997 and 1996, and its statement of operations, stockholders equity and cash flows for the year ended December 31, 1997 and the period from January 18, 1996 (date of inception) to December 31, 1996, respectively. WebLogic's total revenues and net loss for the month ended January 31, 1998 were approximately $246,000 and ($457,000), respectively.

  The results of operations for the separate companies and the combined amounts presented in the consolidated financial statements follow (in thousands):

                                                             FISCAL YEAR ENDED
                                                                JANUARY 31,
                                                             ------------------
                                                               1998      1997
                                                             --------  --------
   Total revenues:
     BEA Systems, Inc....................................... $157,189  $ 61,598
     Leader Group, Inc......................................    4,909     2,742
     WebLogic, Inc..........................................    4,349       226
                                                             --------  --------
       Combined............................................. $166,447  $ 64,566
                                                             ========  ========
   Net income (loss):
     BEA Systems, Inc....................................... $(21,995) $(88,665)
     Leader Group, Inc......................................    1,003       949
     WebLogic, Inc..........................................   (1,920)     (118)
                                                             --------  --------
       Combined............................................. $(22,912) $(87,834)
                                                             ========  ========

  As required by generally accepted accounting principles, the effect of transactions between the Company, Leader Group and WebLogic prior to the combinations have been eliminated. There were no significant conforming accounting adjustments.

                               BEA SYSTEMS, INC.

19. SUBSEQUENT EVENTS (UNAUDITED)

  In June 1998, the Company completed an acquisition of the TOP END product line from NCR Corporation for approximately $92.4 million in cash. The transaction was accounted for as a purchase of assets and the Company recorded a one-time charge of $38.3 million for acquired in-process research and development in its second quarter ended July 31, 1998.

  In June 1998, the Company completed the sale of $200 million of its 4% Convertible Subordinated Notes (Notes) due June 15, 2005 in an offering to qualified institutional investors. In July 1998, initial purchasers exercised an option to purchase an additional $50 million to cover over-allotments. The Notes are convertible into the Company's common stock at any time on or after the 90th day following June 8, 1998 and prior to the close of business on the maturity date unless previously redeemed or repurchased, at a conversion price of approximately $26.41 per share. On or after June 20, 2001, the Notes will be redeemable at the option of the Company, subject to certain limitations.